EX-5.1
LEGAL OPINION AND CONSENT OF COUNSEL

PARSONS LAW FIRM
2070  Skyline Tower
10900 NE 4th St.
Bellevue, WA 98004
425-451-8036

August 12, 2003

Board of Directors, San Diego Soccer Development Corporation.

Gentlemen:

In my capacity as counsel for San Diego Soccer Development, Inc.
(the "Company"), I have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 15,000,000 shares of common stock pursuant to an employee incentive plan as set out and described in the Company's Registration Statement on Form S-8 (File No. 000-27487) under the Securities Act of 1933 (the "Registration Statement"). I have also participated in the preparation of the Registration Statement.

Based upon the foregoing and upon my examination of originals (or copies to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I am of the opinion that:

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

(2) The Company has taken all requisite corporate action and all action required with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

(3) The maximum of 15,000,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.


Yours very truly,
PARSONS LAW FIRM

/s/ James B. Parsons

James B. Parsons

Page 1 of 1

PARSONS LAW FIRM
ATTORNEYS AT LAW
2070  Skyline Tower
10900 NE 4th St.
Bellevue, WA 98004

(425) 451-8036   FAX (425) 451-8568
James B. Parsons* e-mail firm-info@parsonslaw.biz *Also admitted in Oregon and
jparsons@parsonslaw.biz		                   the Northern Mariana Islands
Robert J. Burnett**	  **LL.M. in Taxation
rburnett@parsonslaw.biz